This is to Certify that the annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.

This certificate is in due form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.

In testimony whereof, I have hereunto set my hand, in the City of Lansing, this 18th day of June, 2010

Director
Bureau of Commercial Services

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles.

1.	The present name of the corporation is:
Med-i-Bank, Inc.

2.	The identification number assigned by the Bureau is:	342-468

3.	All former names of the corporation are:

4.	The data of filing the original Articles of Incorporation was:	October 30, 1995

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation: SEE EXHIBIT A ATTACHED HERETO

ARTICLE I

The name of the corporation is:

ARTICLE II

The purpose or purposes for which the corporation is formed are;

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

MED-i-BANK, INC.

As restated on June 3, 2004 and filed with the Michigan Department of Consumer and Industry Services, Bureau of Commercial Services. These Restated Articles of Incorporation have been duly adopted by the shareholders of Med-i-Bank, Inc. in accordance with Section 450.1642 of Michigan Business Corporation Act (the “Act”).

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executed the following Articles:

1.	The present name of the corporation is Med-i-Bank, Inc.

2.	The identification number assigned by the Bureau is: 342-468.

3.	All former names of the corporation are: N/A

4.	The date of the filing of the original Articles of Incorporation was: 10-30-95.

5.	These Restated Articles of Incorporation were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given.

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I -

The name of the corporation is: Med-i-Bank, Inc.

ARTICLE II -

The purpose for which the corporation was formed are to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE III - AUTHORIZED CAPITAL

The total number of shares of capital stock which the Company shall have authority to issue is 12,977,500 which are divided into four (4) classes as follows:

(a) 77,500 shares of Series D Participating Preferred Stock, $100 par value per share, with the rights and preferences designated in Part A below (the “Series D Preferred Stock”);

(b) 50,000 shares of Series C Participating Preferred Stock, $100 par value per share, with the rights and preferences designated in Part A below (the “Series C Preferred Stock”);

(c) 200,000 shares of Series B Convertible Preferred Stock, $100 par value per share, with the rights and preferences designated in Part A below (the “Series B Preferred Stock” and together with the Series D Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”); and

(d) 12,650,000 shares of Class A Common Stock, $0.01 par value per share, with the rights and preferences designated in Part B below (the “Class A Common Stock”).

PART A, Terms Applicable to Preferred Stock

Section 1. Liquidation.

1.1 Preference.

(A) Upon any liquidation, dissolution, winding up of the Company, whether voluntary or involuntary, or any Change of Control (as defined below in subparagraph (G)) (each, a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Series C Preferred Stock, Series B Preferred Stock or Junior Securities, the holders of Series D Preferred Stock shall be entitled to be paid out of the cash and other property of the Company available for distribution to the stockholders of the Company (the “Distributable Funds”) an amount equal to the Series D Liquidation Value (as defined below) for each share of Series D Preferred Stock held by such holders (the “Series D Liquidation payment”), provided, however, that, notwithstanding the foregoing, in connection with a Liquidation Event in which the net proceeds to the Company and the Company’s stockholders is equal to or greater than $50,000,000, the Series D Liquidation Payment will equal 50% of the Series D Liquidation Value for each share of Series D Preferred Stock held by such holders. Upon such a Liquidation Event, if the Distributable Funds shall be insufficient to permit such payment to the holders of Series D Preferred Stock of the full Series D Liquidation Payment, then the Distributable Funds shall be distributed to the holders of Series D Preferred Stock ratably in proportion to the number of shares of Series D Preferred Stock held by each such holder on the date of such Liquidation Event. Notwithstanding the foregoing, an event that would otherwise be deemed a Liquidation Event shall not be deemed a Liquidation Event for the purposes of this Section 1.1(A) if the holders of a majority of the outstanding Series D Preferred Stock waive in writing the provisions of this Section 1.1(A).

(B) Upon a Liquidation Event, after the payment of the full Series D Liquidation Payment but before any distribution or payment shall be made to the holders of any Series B Preferred Stock or Junior Securities, the holders of Series C Preferred Stock shall be entitled to be paid out of the remaining Distributable Funds an amount equal to the Series C Liquidation Value (as defined below) for each share of Series C Preferred Stock held by such holders (the “Series C Liquidation Payment”), provided, however, that, notwithstanding the foregoing, in connection with a Liquidation Event in which the net proceeds to the Company and the Company’s stockholders is equal to or greater than $50,000,000, the Series C Liquidation Payment will equal 50% of the Series C Liquidation Value for each share of Series C Preferred Stock held by such holders. Upon such a Liquidation Event, if the remaining Distributable Funds shall be insufficient to permit such payment to the holders of Series C Preferred Stock of the Series C Liquidation Payment, then the remaining Distributable Funds shall be distributed to the holders of Series C Preferred Stock ratably in proportion to the number of shares of Series C Preferred Stock held by each such holder on the date of such Liquidation Event. Notwithstanding the foregoing, an event that would otherwise be deemed a Liquidation Event shall not be deemed a Liquidation Event for the purposes of this Section 1.1(B) if the holders of a majority of the outstanding Series C Preferred Stock waive in writing the provisions of this Section 1.1(B).

(C) Upon a Liquidation Event, after the payment of the full Series D Liquidation Payment and the Series C Liquidation Payment but before any distribution or payment shall be made (other than pursuant to this Section 1.1 (C)) to the holders of any Series B Preferred Stock or Junior Securities, the holders of Preferred Stock shall be entitled to be paid out of the remaining Distributable Funds any accrued or declared but unpaid dividends on such Preferred Stock as of the date of the Liquidation Event (the “Dividend Liquidation Payment”). Upon such a Liquidation Event, if the remaining Distributable Funds after the Series D Liquidation Payment and the Series C Liquidation Payment shall be insufficient to permit the payment of the full Dividend Liquidation Payment to the holders of Preferred Stock, then the remaining Distributable Funds shall be distributed to the holders of Preferred Stock ratably in proportion to the full preferential amount each such holder would otherwise be entitled to receive pursuant to this Section 1.1(C). Notwithstanding the foregoing, an event that would otherwise be deemed a Liquidation Event shall not be deemed a Liquidation Event for the purposes of this Section 1.1 (C) upon the written consent of the holders of a majority of each of the outstanding shares of the Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, each such series of Preferred Stock consenting as a separate class.

(D) Upon a Liquidation Event, after the payment of the full Series D Liquidation Payment, the full Series C Liquidation Payment and the full Dividend Liquidation Payment, but before any distribution or payment shall be made to the holders of any Junior Securities, the holders of Series B Preferred Stock shall be entitled to be paid out of the remaining Distributable Funds an amount equal to the Series B Liquidation Value (as defined below) for each share of Series B Preferred Stock held by such holders (the “Series B Liquidation Payment” and together with the Series D Liquidation Payment, the Series C Liquidation Payment and the Dividend Liquidation Payment, the “Preferred Stock Liquidation Payments”). Upon such a Liquidation Event, if the remaining Distributable Funds shall be insufficient to permit such payment to the holders of Series B Preferred Stock of the full preferential amount set forth herein, then the remaining Distributable Funds shall be distributed to the holders of Series B Preferred Stock ratably in proportion to the number of shares of Series B Preferred Stock held by each such holder on the date of such Liquidation Event. Notwithstanding the foregoing, an event that would otherwise be deemed a Liquidation Event shall not be deemed a Liquidation Event for the purposes of this Section 1.1(D) if the holders of a majority of the outstanding Series B Preferred Stock waive in writing the provisions of this Section 1.1(D).

(E) If any of the Distributable Funds shall remain after the payments set forth in subsections (A) through (D) above are made, then such remainder shall be distributed ratably to the holders of the Series D Preferred Stock, the Series C Preferred Stock and the Class A Common Stock (for purposes of this Section 1.1(E), treating the Series D Preferred Stock and Series C Preferred Stock as though it had been fully converted into Class A Common Stock).

(F) For purposes of this Section 1.1, the value of property other than cash and readily marketable securities shall be the fair market value thereof as reasonably determined by the Board of Directors of the Company (the “Board”) in its sole discretion.

(G) For purposes of this Section 1.1, “Charge of Control” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, or (ii) a sale, transfer, license or lease of all or substantially all of the assets of the Company.

1.2 Notice. The Company will mail written notice of any Liquidation Event, not less than 30 days prior to the payment date stated therein, to each record holder of Preferred Stock.

Section 2. Dividends.

(A) When, as and if declared by the Board and to the extent legally permissible, the Company will pay the dividends described below in this Section 2(A) to the holders of Series D Preferred Stock (“Series D Dividend Payments”). Except as otherwise provided herein, dividends on each share of Series D Preferred Stock will accrue cumulatively on a quarterly basis at the rate of eight percent (8%) per annum of the Series D Liquidation Value thereof, from and including the date of issuance of such Series D Preferred Stock. Such dividends will accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Except as provided in Section 1.1(C), such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully declared with funds irrevocably set apart for payment before any dividend or other distribution (as defined below in Section 2(D)) may be made with respect to any Series C Preferred Stock, Series B Preferred Stock or Junior Securities. The date on which the Company initially issues any Series D Preferred Stock will be deemed to be its “date of issuance” regardless of the number of times transfer of such Series D Preferred Stock is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Series D Preferred Stock. If at any time the Company declares less than the total amount of dividends with respect to the Series D Preferred Stock, such dividends will be payable to the holders of the Series D Preferred Stock, ratably in proportion to the number of shares of Series D Preferred Stock held by each such holder on the date such dividends were declared. No interest shall be paid on accrued but unpaid dividends.

(B) When, as and if declared by the Board and to the extent legally permissible, the Company will pay the dividends described below in this Section 2(B) to the holders of Series C Preferred Stock (“Series C Dividend Payments”). Except as otherwise provided herein, dividends on each share of Series C Preferred Stock will accrue cumulatively on a quarterly basis at the rate of eight percent (8%) per annum of the Series C Liquidation Value thereof, from and including the date of issuance of such Series C Preferred Stock. Such dividends will accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Except as provided in Section 1.1(C), such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully declared with funds irrevocably set apart for payment before any dividend or other distribution (as defined below in Section 2(D)) may be made with respect to any Series B Preferred Stock or Junior Securities. The date on which the Company initially issues any Series C Preferred Stock will be deemed to be its “date of issuance” regardless of the number of times transfer of such Series C Preferred Stock is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Series C Preferred Stock. If at any time the Company declares less than the total amount of dividends with respect to the Series C Preferred Stock, such dividends will be payable to the holders of the Series C Preferred Stock, ratably in proportion to the number of shares of Series C Preferred Stock held by each such holder on the date such dividends were declared. No interest shall be paid on accrued but unpaid dividends.

(C) When, as and if declared by the Board and to the extent legally permissible, the Company will pay the dividends described below in this Section 2(C) to the holders of Series B Preferred Stock (“Series B Dividend Payments”). Except as otherwise provided herein, dividends on each share of Series B Preferred Stock will accrue cumulatively on a quarterly basis at the rate of eight percent (8%) per annum of the Series B Liquidation Value thereof, from and including the date of issuance of such Series B Preferred Stock. Such dividends will accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Except as provided in Section 1.1(C), such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully declared with funds irrevocably set apart for payment before any dividend or other distribution (as defined below in Section 2(D)) may be made with respect to any Junior Securities. The date on which the Company initially issues any Series B Preferred Stock will be deemed to be its “date of issuance” regardless of the number of times transfer of such Series B Preferred Stock is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock. If at any time the Company declares less than the total amount of dividends with respect to the Series B Preferred Stock, such dividends will be payable to the holders of the Series B Preferred Stock, ratably in proportion to the number of shares of Series B Preferred Stock held by each such holder on the date such dividends were declared. No interest shall be paid on accrued but unpaid dividends.

(D) For purposes of this Section 2, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Class A Common Stock or other securities of the Company, or the purchase or redemption of shares of the Company (other than repurchases of Class A Common Stock held by employees or directors of, or consultants to, the Company upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase at a price equal to the original issue price of such shares) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Company.

(E) The holders of shares of Junior Securities shall not be entitled to receive any dividends until the holders of the Preferred Stock have received their entire Preferred Stock Liquidation Payments or there are no shares of Preferred Stock outstanding and the holders of Preferred Stock are paid the full amount of the accrued or declared but unpaid dividends on the Preferred Stock.

Section 3. Voting Rights. The holders of Preferred Stock shall be entitled to vote with the holders of the Class A Common Stock as a single class on all matters submitted to a vote of stockholders of the Company, except as otherwise provided herein or in the Act. Each holder of Preferred Stock shall be entitled to that number of votes equal to (i)

the largest number of full shares of Class A Common Stock into which all shares of Preferred Stock held of record by such holder could then be converted pursuant to Section 4 at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed and (ii) the largest number of full shares of Class A Common Stock issuable upon exercise of Series C Warrants (as defined below). The holders of shares of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company.

Section 4. Conversion into Class A Common Stock.

4.1 General; Conversion Price. Each holder of shares of Preferred Stock shall have the right, at such holder’s option, at any time (but not later than the close of business on the date fixed for the redemption thereof in any notice of redemption given pursuant to the provisions of Section 5.1, 5.2, 5, 3 or 5.4 hereof, as applicable, if there is no default in redemption payments) in whole or in part, upon written notice to the Company to convert all or a portion of such shares into fully paid and non-assessable shares of Class A Common Stock. A holder of shares of Preferred Stock, upon conversion of each such share, shall receive such number of shares of Class A Common Stock for each share of Preferred Stock being converted by such holder as determined by dividing $100.00 by the Conversion Price (as defined below) in effect at such time. The initial “Conversion Price” for the Preferred Stock shall be $3.147662. Except as provided below, a holder of shares of Preferred Stock, upon conversion of each share, shall be entitled to receive an amount in cash equal to all accrued but unpaid dividends on such shares to and including the date of conversion, whether or not declared, out of funds legally available therefore pursuant to the terms set forth in Section 2 above. The holders of shares of Series C Preferred Stock shall not be entitled to receive such accrued but unpaid dividends until the holders of Series D Preferred Stock have received their full Series D Liquidation Payment in accordance with Section 1.1(A) or there are no shares of Series D Preferred Stock, outstanding and the holders of Series D Preferred Stock have been paid the full amount of all accrued or declared but unpaid dividends on the Series D Preferred Stock. The holders of shares of Series B Preferred Stock or any Junior Securities shall not be entitled to receive such accrued but unpaid dividends until the holders of Series C Preferred Stock have received their entire Series C Liquidation Payment in accordance with Section 1.1(B) hereof or there are no shares of Series C Preferred Stock outstanding and the holders of Series C Preferred Stock have been paid the full amount of all accrued or declared but unpaid dividends on the Series C Preferred Stock.

4.2 Notice of Conversion. Each share of Preferred Stock shall be convertible at the office of the Company or at such other office or offices, if any, as the Company may designate. The right of the holders of Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Company or other designated office, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and notice stating the number of shares the holder wishes to convert. The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Preferred

Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Preferred Stock being converted, or another person on its written order, such certificate or certificates as it may request for the number of whole shares of Class A Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 4, and cash, as provided in Section 4.18, in respect of any fraction of A share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

4.3 No Adjustment of Conversion Price. No adjustment in the number of shares of Class A Common Stock into which the shares of Preferred Stock is convertible shall be made, by adjustment in the Conversion Price thereof; (a) unless the consideration per share (determined pursuant to Section 4.6 below) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Company receives the written consent of the holders of a majority of the outstanding shares of the Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, each such series of Preferred Stock consenting as a separate class, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

4.4 Issuance of Securities Deemed an Issuance of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Derivative Securities or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Derivative Securities or Convertible Securities, then the maximum number of shares of Class A Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Derivative Securities or, in the case of Convertible Securities and Derivative Securities therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued for the purposes of determining whether there shall be an adjustment of the Conversion Price unless the consideration per share (determined pursuant to Section 4.6 hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Class A Common Stock upon the exercise of such Derivative Securities or conversion or exchange of such Convertible Securities if taken into account in the initial adjustment thereof resulting therefrom;

(B) If such Derivative Securities or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Derivative Securities or the rights of conversion or exchange under such Convertible Securities;

(C) Upon the expiration or termination of any unexercised Derivative Security, the Conversion Price shall he readjusted to such Applicable Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Derivative Security not been made, and the Additional Shares of Common Stock deemed issued as the result of the original issue of such Derivative Security shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

(D) In the event of (i) any change in the number of shares of Class A Common Stock issuable upon the exercise, conversion or exchange of any Derivative Security or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, or (ii) a decrease in the consideration per share of such Additional Shares of Common Stock issuable upon exercise, conversion or exchange of any Derivative Security or Convertible Security, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such Derivative Security or Convertible Security been made upon the basis of such revised exercise, conversion or exchange rights; and

(E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

4.5 Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4 above), without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Class A Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Class A Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section 4.5, all shares of Class A Common Stock issuable upon exercise or conversion of Derivative Securities or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Class A Common Stock deemed issuable upon conversion of such outstanding Derivative Securities and Convertible Securities shall not give effect to any adjustments to the conversion price of such Derivative Securities or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation. The provisions of this Section 4.5 may be waived in any instance (without the necessity of convening any meeting of stockholders of the Company) upon the written consent of the holders of a majority of the outstanding shares of the Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock, each such series of Preferred Stock consenting as a separate class.

4.6 Determination of Consideration. For purposes of this Section 4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors of the Company.

(B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4, relating to Derivative Securities and Convertible Securities, shall be determined by dividing:

(I) the total amount, if any, received or receivable by the Company as consideration for the issue of such Derivative Securities or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent increase of such consideration) payable to the Company upon the exercise of such Derivative Securities or the conversion or exchange of such Convertible Securities, or in the case of Derivative Securities for Convertible Securities, the exercise of such Derivative Securities for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Class A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Derivative Securities or the conversion or exchange of such Convertible Securities.

(C) Stock Dividends for Holders of Capital Stock Other Than Class A Common Stock. In the event that the Company shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Company other than holders of Class A Common Stock entitled to receive a dividend or other distribution payable in Class A Common Stock or securities of the Company convertible into, exercisable for or otherwise exchangeable for the Class A Common Stock, then, for purposes of determining the consideration per share, such Class A Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $0.01, except for (i) dividends payable in shares of Class A Common Stock payable pro rata to holders of Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock) or (ii) with respect to the Series B preferred Stock, Series C Preferred Stock and Series D Preferred Stock, dividends payable in shares of such series of Preferred Stock, provided, however, that holders of any shares of Preferred Stock shall be entitled to receive such shares of Class A Common Stock for which the shares of Preferred Stock are then convertible.

4.7 Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Class A Common Stock, the Conversion Price immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of any series of Preferred Stock, the Conversion Price immediately before that subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Class A Common Stock, the Conversion Price immediately before the combination shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of any series of Preferred Stock, the Conversion Price immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.8 Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in additional snares of Class A Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such a record date, by multiplying the Conversion Price by a fraction:

(i) the numerator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made to the Conversion Price if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Class A Common Stock in a number equal to the number of shares of Class A Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Class A Common Stock on the date of such event.

4.9 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in (a) securities of the Company other than shares of Class A Common Stock or (b) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Class A Common Stock receivable thereupon, the amount of securities or such other assets of the Company that they would have received had the Preferred Stock been converted into Class A Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of Preferred Stock; and provided further, however, that no such adjustment shall be made in respect of the Preferred Stock if the holders of such Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Preferred Stock had been converted into Class A Common Stock on the date of such event.

4.10 Adjustment for Reclassification, Exchange, or Substitution. If the Class A Common Stock issuable upon the conversion of Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of Shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Class A Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

4.11 Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another Company or the sale of all or substantially all of the assets of the Company to another Company (other than a Liquidation Event), then, as a condition of such reorganization, merger, consolidation or sale, provision shall be made so that each share of Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger or sale; and, in such case, appropriate adjustment shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable and be as nearly equivalent as may be practicable.

4.12 No Impairment; Purpose and Effect of Adjustments. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed Or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in older to protect the conversion rights of the holders of Preferred Stock against impairment.

4.13 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which then would be received upon the conversion of such Preferred Stock.

4.14 Notice of Record Date. In the event:

(i) that the Company declares any dividend (or any other distribution) on its Class A Common Stock or any other securities of the Company or otherwise takes any action that would entitle the holders of any class of securities to any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right;

(ii) that the Company subdivides or combines its outstanding shares of Class A Common Stock;

(iii) of any reclassification or recapitalization of the capital stock of the Company, or of any consolidation or merger of the Company into or with another company, or of the sale or transfer of all or substantially all of the assets of the Company; or

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least thirty days prior to the date specified in (A) or (B) below, a notice stating

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

4.15 Reservation of Shares of Class A Common Stock. A number of shares of the authorized but unissued Class A Common Stock sufficient to provide for the conversion of the Preferred Stock outstanding upon the basis herein provided shall be reserved by the Company, free from preemptive rights, for such conversion.

4.16 Mandatory Conversion.

(A) Upon the closing of the sale of shares of Common Stock in a Qualified Initial Public Offering (the “IPO Mandatory Conversion Date”), all outstanding shares of Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the then effective Conversion Price. Immediately upon the election in writing delivered to the Company of the holders of at least a majority of the outstanding Series D Preferred Stock (the “Series D Mandatory Conversion Date”), all outstanding shares of Series D Preferred Stock shall be converted into shares of Class A Common Stock at the then effective Conversion Price. Immediately upon the election in writing delivered to the Company of the holders of at least a majority of the outstanding Series C Preferred Stock (the “Series C Mandatory Conversion Date”), all outstanding shares of Series C Preferred Stock shall be converted into shares of Class A Common Stock at the then effective Conversion Price. Immediately upon the election in writing delivered to the Company of the holders of at least a majority of the outstanding Series B Preferred Stock (the “Series B Mandatory Conversion Date”), all outstanding shares of Series B Preferred Stock shall be converted into shares of Class A Common Stock at the then effective Conversion Price.

(B) For the purposes of this Section 4.16, the IPO Mandatory Conversion Date, the Series D Mandatory Conversion Date, the Series C Mandatory Conversion Date and the Series B Mandatory Conversion Date shall each be referred to as the “Mandatory Conversion Date”.

(C) All holders of record of shares of Preferred Stock will be given at least ten (10) days, prior written notice of any Mandatory Conversion Date applicable to it and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 4.16. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Company, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled pursuant to this Section 4.16. On any applicable Mandatory Conversion Date, all shares of Preferred Stock shall be converted automatically into the number of shares of Class A Common Stock to which such holder is entitled without further action (whether or not the certificate or certificates representing such shares of Preferred Stock are surrendered to the Company), and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock as of the close of business on the applicable Mandatory Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Preferred Stock are either delivered to the Company or the holder thereof notifies the Company that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after any applicable Mandatory Conversion Date and the surrender of the certificate or certificates for Preferred Stock, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof.

(D) All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after any applicable Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Company will thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Preferred Stock accordingly.

4.17 Surrendered Shares. All shares of Preferred Stock that shall have been surrendered for conversion as provided in this Section 4 or acquire by the Company by reason or redemption, purchase or otherwise shall no longer be deemed to be outstanding, and all rights with respect to such shares shall immediately cease and terminate, except only the right of the holders thereof to receive shares of Class A Common Stock. Any shares of Preferred Stock so converted shall automatically be retired and cancelled and shall not be reissued, and the Company (without the need for stockholder action) may take such appropriate action as maybe necessary to reduce the authorized shares of such Preferred Stock accordingly.

4.18 Cash In Lieu of Fractional Shares. No factional shares of Class A Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Class A Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Company shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Class A Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

4.19 Partial Conversion. In the event some but not all of the shares of Preferred Stack represented by a certificate(s) surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Preferred Stock which were not converted.

Section 5. Redemptions.

5.1 Series B Redemption. If requested in writing by the holders of at least 66- 2/3% of the then outstanding Series B Preferred Stock on or after May 13, 2008 (a “Series B Redemption Request”) the Company shall, to the extent it may do so under applicable law and hereunder, redeem, pro rata from the holders of shares of Series B Preferred Stock in two equal annual installments (each, a “Series B Redemption Date”), commencing thirty (30) days after the date of the Series B Redemption Request, and in accordance with the provisions of this Section 5. The redemption price for the shares of the Series B Preferred Stock to be redeemed pursuant to this Section 5 shall be a cash per share price equal to the Series B Liquidation Value plus any accrued or declared but unpaid dividends (the “Series B Redemption Price”). Immediately upon receipt of a Series B Redemption Request and no later than twenty-five (25) days prior to the Series B Redemption Date, the Company shall send a notice (a “Series B Redemption Notice”) to all holders of Preferred Stock setting forth (a) the Series B Redemption Price for such Series B Redemption Date and (b) the place at which such holders may obtain payment of the Series B Redemption Price upon surrender of their share certificates.

5.2 Series C Redemption. If requested in writing by the holders of at least 66- 2/3% of the then outstanding Series C Preferred Stock on or after May 13, 2008 (a

“Series C Redemption Request”), the Company shall, to the extent it may do so under applicable law and hereunder, redeem, pro rata from the holders of shares of Series C Preferred Stock in two equal annual installments (each, a “Series C Redemption Date”), commencing thirty (30) days after the date of the Series C Redemption Request, and in accordance with the provisions of this Section 5. The redemption price for the shares of the Series C Preferred Stock to be redeemed pursuant to this Section 5 shall be a cash per share price equal to the Series C Liquidation Value plus any accrued or declared but unpaid dividends (the “Series C Redemption Price”). Immediately upon receipt of a Series C Redemption Request and no later than twenty-five (25) days prior to the Series C Redemption Date, the Company shall send a notice (a “Series C Redemption Notice”) to all holders of Preferred Stock setting forth (a) the Series C Redemption Price for such Series C Redemption Date and (b) the place at which such holders may obtain payment of the Series C Redemption Price upon surrender of their share certificates.

5.3 Series D Redemption. If requested in writing by the holders of at least 66- 2/3% of the then outstanding Series D Preferred Stock on or after May 13, 2008 (a “Series D Redemption Request”), the Company shall, to the extent it may do so under applicable law and hereunder, redeem, pro rata from the holders of shares of Series D Preferred Stock in two equal annual installments (each, a “Series D Redemption Date” and together with the Series C Redemption Date and the Series B Redemption Date, the “Redemption Dates”), commencing thirty (30) days after the date of the Series D Redemption Request, and in accordance with the provisions of this Section 5. The redemption price for the shares of the Series D Preferred Stock to be redeemed pursuant to this Section 5 shall be a cash per share price equal to the Series D Liquidation Value plus any accrued or declared but unpaid dividends (the “Series D Redemption Price”). Immediately upon receipt of a Series D Redemption Request and no later than twenty- five (25) days prior to the Series D Redemption Date, the Company shall send a notice (a “Series D Redemption Notice” and together with the Series C Redemption Notice and the Series B Redemption Notice, the “Redemption Notices”) to all holders of Preferred Stock setting forth (a) the Series D Redemption Price for such Series D Redemption Date and (b) the place at which such holders may obtain payment of the Series D Redemption Price upon surrender of their share certificates.

5.4 Joint Redemption. If, prior to a Series B Redemption Date, Series C Redemption Date or a Series D Redemption Date, the Company receives another redemption request pursuant to Sections 5.1, 5.2 or 5.3 hereof, men all redemptions shall have the same redemption date, which date shall be no later than twenty (20) days after the latest Redemption Date and shall be referred to herein as a “Joint Redemption.” If, in the event of a Joint Redemption, the funds of the Company legally available for redemption of the shares of Preferred Stock requesting redemption are insufficient to redeem the total number of shares of Preferred Stock required to be redeemed on such date, then, the funds legally available shall be paid in the following order of priority. First, the holders of the Series D Preferred Stock, if such stock is being redeemed, shall be entitled to be paid an amount equal to the Series D Liquidation Value for each share of Series D Preferred Stock held by such holders before any portion of the Series C Redemption Price or Series B Redemption Price is paid (the “Series D Redemption

Priority”), provided that, if the funds of the Company legally available shall be insufficient to permit the payment in full of the Series D Redemption Priority, then the amount legally available shall be distributed to the holders of the Series D Preferred Stock ratably in proportion to the number of shares of Series D Preferred Stock held by each such holder. Second, the holders of Series C Preferred Stock, if such stock is being redeemed, shall be entitled to be paid an amount equal to the Series C Liquidation Value for each share of Series C Preferred Stock held by such holders before any portion of the Series B Redemption Price is paid (the “Series C Redemption Priority”), provided that, if the funds of the Company legally available shall be insufficient to permit the payment in full of the Series C Redemption Priority, then the amount legally available shall be distributed to the holders of the Series C Preferred Stock ratably in proportion to the number of shares of Series C Preferred Stock held by each such holder. Third, the holders of the Preferred Stock being redeemed shall be entitled to receive an amount equal to any accrued or declared but unpaid dividends on such Preferred Stock (the “Preferred Dividend Redemption Amount”), provided that, if the funds of the Company legally available shall be insufficient to permit the payment in full of the Preferred Dividend Redemption Amount, then the amounts legally available shall be distributed to such holders of Preferred Stock ratably in proportion to the full amount each such holder would otherwise be entitled to receive pursuant to this sentence. Fourth, the holders of the Series B Preferred Stock, if such stock is being redeemed, shall be entitled to paid an amount equal to the Series B Liquidation Value for each share of Series B Preferred Stock held by such holders (the “Series B Redemption Balance”), provided that, if the funds of the Company legally available shall be insufficient to permit the payment in full of the Series B Redemption Balance, then the amount legally available shall be distributed to the holders of the Series B Preferred Stock ratably in proportion to the number of shares of Series B Preferred Stock held by each such holder.

5.5 Insufficient Funds. If, in the event of a redemption that is not a Joint Redemption, the funds of the Company legally available for redemption of the shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, on any given Redemption Date are insufficient to redeem the total number of shares required to be redeemed on such date, then the amount legally available shall be distributed to the holders of the shares of stock to be redeemed ratably in proportion to the number of shares held by each such holder.

5.6 Unredeemend Shares. Any shares of Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock required to be redeemed but not so redeemed (the “Unredeemed Shares”) shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of the Unredeemed Shares, such funds will be used at the end of the next succeeding fiscal quarter, to redeem the balance of the Unredeemed Shares, or such portion thereof for which funds are then legally available, on the basis set forth in this Section 5.

5.7 Redemption of Class A Common Stock. Subject to Section 6 (d), the Board of Directors may authorize and the Company may redeem shares of the Company’s outstanding Class A Common Stock for an aggregate purchase price not to exceed $25,000 in any one transaction in accordance with Section 345(3) of the Act, except that, as permitted thereby, any such redemption shall be permitted without regard to the amount that would be needed, if the Company were to be dissolved at the time of the redemption to satisfy the preferential rights upon dissolution of shareholders whose preferential lights ate superior to those shareholders whose shares of Class A Common Stock are to be redeemed by the Company.

5.8 Procedures. Each holder of shares of Preferred Stock to be redeemed shall surreender the certificate or certificates representing such shares to the Company at the place specified in the Redemption Notice on or prior to the applicable Redemption Date designated in the Redemption Notice, and thereupon an amount equal to the Series B Redemption Price, Series C Redemption Price or Series D Redemption Notice for each share to be so redeemed shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

5.9 Dividends. From and after the date on which the Company shall have paid in full the Series B Redemption Price, the Series C Redemption Price and The Series D Redemption Price, as the case may be, with respect to any share of Preferred Stock, such share of stock thereby redeemed shall not be entitled to any further dividends pursuant to Section 2.

Section 6. Covenants. The Company shall not, without obtaining the written consent of the holders of a majority of each of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, each voting as a separate class:

(a) amend or waive any provision of these Restated Articles of Incorporation or the Company’s By-Laws in a manner that would materially and adversely affect the rights, preferences or privileges of the holders of the Preferred Stock;

(b) authorize, issue or obligate to authorize or issue any additional shares of Preferred Stock, warrants, new class or secies of capital stock having rights, preferences or privileges senior to or on a parity with the Preferred Stock;

(c) increase or decrease (other than by conversion or redemption) the number of authorized shares of Class A Common Stock or Preferred Stock;

(d) redeem or repurchase any shares of Preferred Stock or Class A Common Stock (other than pursuant to these Restated Articles of Incorporation or equity incentive agreements or other agreements with employees, Or written agreements with service providers giving the Company the right to repurchase shares upon the termination of services);

(e) authorize the reservation of the number of shares authorized under the Company’s equity incentive or stock plans above 1,500,000 shares (unless approved by the Board, including the representatives thereon of the holders of the Series B Preferred Stock and the Series C Preferred Stock);

(f) sell, convey or dispose of all or substantially all of the Company’s assets (which shall include any effective transfer of assets regardless of the structure of any transaction as a license or otherwise) or merge into or consolidate with any other entity (other than a wholly-owned subsidiary), or effect any transaction or series of transactions if as a result of such merger, consolidation or transaction(s) the Company’s shareholders immediately prior to such transaction(s) own immediately after such transaction(s) less than 50% of the voting securities of the surviving entity;

(g) dissolve, liquidate or wind up the Company;

(h) enter into any agreement which would reasonably be expected to restrict the Company’s ability to consummate the transactions contemplated under, and perform its obligations under, the Series C Purchase Agreement or the Series D Purchase Agreement;

(i) enter into any material agreement providing for the sale, lease, distribution, license, pledge or other transfer of any material intellectual property of the Company;

(j) consummate an initial public offering;

(k) make or permit to exist, or permit any subsidiary to make or permit to exist, any Investment other than: (i) Investments in short term obligations issued by, or guaranteed by, the government of the United States, (ii) Investments in negotiable certificates of deposit, bankers’ acceptances or money market securities issued by any bank or branch of a bank having capital and surplus of at least $100 million in the aggregate at all times, and (iii) Investments in commercial paper rated P1 or Al by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively;

(l) make or permit any subsidiary to make, any capital expenditures exceeding, in the aggregate, on a consolidated basis, the amounts set forth in the budget approved by the Board;

(m) create, incur, assume or suffer to exist or permit the Company and any subsidiary, taken as a whole, to create, incur, assume or suffer to exist, (i) Indebtedness in an amount exceeding $250,000 in the aggregate (other than purchase money obligations or trade debt in the ordinary course of business) or (ii) Indebtedness resulting the Company’s ratio of Indebtedness (excluding purchase money obligations or trade debt in the ordinary course of business) to stockholder equity to exceed one to one, other than the Company is permitted to incur Indebtedness approved by the Board, including the approval of the representatives thereon of the holders of the Series B Preferred Stock and the Series C Preferred Stock; or

(n) pay any dividend with respect to the Series B Preferred Stock accrued prior to May 13, 2003, except pursuant to Section 1.1(C), Section 4.1 or Section 5.

Section 7. Miscellaneous.

7.1 Recapitalization, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any (i) recapitalization or reclassification of the Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Class A Common Stock), (ii) any consolidation or merger of the Company with or into any other person or any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Company, (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange pursuant to which the Class A Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive other securities, cash or other property (other than, in the case of clauses (i) through (iv) above any transaction that is a Liquidation Event), then appropriate provision shall be made as part of the terms of such transaction whereby the holder of each share of Preferred Stock then outstanding shall thereafter have the right to convert such shares only into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such transaction. The corporation or the person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company’s shares as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be nearly equivalent as may be practicable to the adjustments provided for in this Section 7.1. The above provisions shall similarly apply to successive transactions of the type described in this Section.

7.2 Registration of Transfer. The Company will keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company’s expense, excluding taxes imposed on such issuance) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificates

7.3 Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

7.4 Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of Part A of these Articles without the prior written consent of (i) the holders of at least fifty-one percent (51%) of the Series B Preferred Stock, (ii) the holders of at least fifty-one percent (51%) of the Series C Preferred Stock (iii) the holders of at least fifty-one percent (51%) of the Series D Preferred Stock outstanding at the time such action is taken, each series of Preferred Stock voting as a separate class; provided, that no action will discriminate against any holder of Preferred Stock other than as a result of a difference in the number of shares of Preferred Stock held by such holders.

7.5 Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (a) to the Company, at its principal executive offices and (b) to any stockholder, at such holder’s address as it appears in the stack records of the Company (unless otherwise indicated in writing, by such holder).

7.6 Issue Tax. The issuance of certificates for shares of Class A Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock that is being converted.

PART B. Terms Applicable to Class A Common Stock

Section 1. Liquidation. Upon a Liquidation Event and after the payment of any preferential amounts to be distributed to the holders of Preferred Stock pursuant to Part A, Section 1 above, the remaining Distributable Funds shall be distributed pursuant to Part A, Section 1.1(E).

Section 2. Dividends. The Board may declare a dividend or distribution upon the Class A Common Stock only at such time as the preferential dividends upon the Preferred

Stock, to the extent such stock may be entitled thereto, shall have been paid or declared and set apart for payment. Dividends or distributions so declared by the Board shall be paid to the holders of Class A Common Stock held by each such holder on the date as of which me holders of such Common Stock of record entitled to receive such dividends or distribution were determined.

Section 3. Voting Rights. Except as otherwise provided by law and the Company’s Bylaws, the shares of Class A Common Stock shall have voting rights and the registered holders of such shares shall be entitled to receive notice of all meetings of the stockholders of the Company and to one vote for each share of Class A Common Stock standing in the name of the holder on the books of the Company on each and every matter to come before the stockholders for vote or decision.

Section 4. Dissolution. Subject to the voting rights of the holders of the Preferred Stock set forth in Part A, Section 6 above, the holders of the Class A Common Stock and Preferred Stock, in accordance with the voting rights afforded such holders in Part A, Section 3 above, by majority vote, may require dissolution of the Company, at will and at any time. The holders of the outstanding Class A Common Stock and Preferred Stock who voted in favor of the Company’s dissolution may elect from amongst themselves one person who is authorized and empowered to execute and file on behalf of the Company a certificate of dissolution and such other documents and/or certificates as are necessary or desirable to effectuate the Company’s dissolution

PART C. Definitions

In addition to the terms defined elsewhere, as used herein the term:

“ACS Warrant” means the warrant to purchase shares of Class A Common Stock issued by the Company to Affiliated Computer Services, Inc., effective as of January 1, 2002.

“Additional Shares, of Common Stock” shall mean all shares of Class A Common Stock issued (or deemed to be issued) by the Company after the Original Issue Date, other than shares of Class A Common Stock issued or issuable:

(a)	upon conversion of shares of Preferred Stock;

(b)	as a dividend or distribution on Preferred Stock;

(c)	by reason Of a dividend, stock split, split-up or other distribution on shares of Class A Common Stock that is covered in Part A, Sections 4.7, 4.8, 4.9 or 4.10 hereof;

(d)	to employees, officers or directors of, or consultants to, the Company or its subsidiaries pursuant to one or more agreements or plans adopted by the Board of Directors of the Company; or

(e)	upon exercise of the Series; C Warrant and the ACS Warrant.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A Common Stock, other than the Series C Warrants and the ACS Warrant.

“Derivative Securities” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock or Preferred Stock, excluding options referred to in clause (d) of the definition of Additional Shares of Common Stock, and the Series C Warrants and the ACS Warrant.

“Investment” shall mean (a) any direct or indirect purchase or other acquisition by the Company of any notes, obligations, instruments, stock, securities or ownership interest of any other natural person, a partnership, a corporation, a limited liability company, an association, a trust, a joint venture, an unincorporated organization or a governmental agency.

“Indebtedness” shall mean the principal of, premium, if any, and unpaid interest on (a) indebtedness for money borrowed from others, (b) indebtedness guaranteed, directly or indirectly, in any manner by the Company, or in effect guaranteed, directly or indirectly, in any manner by the Company through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrances upon property owned by the Company, even through the Company has not in any manner become liable for the payment of such indebtedness, (d) all indebtedness of the Company created or arising under any conditional sales, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by the Company even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property, and (c) renewals, extensions and refundings of any such indebtedness.

“Junior Securities” shall mean shares of Class A Common Stock or any other class or securities designated to be junior to the Preferred Stock.

“Original Issue Date” shall mean the date on which a share of Series D Preferred Stock was first issued.

“Person” means an individual, a partnership, a Company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Pre-Money Valuation” means, with respect to determining the occurrence of a Qualified Initial Public Offering, the product of (i) the price at which one share of Class A Common Stock is sold in any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any comparable statement under any similar federal statute then in force, multiplied by (ii) the number of shares of Class A Common Stock issued and outstanding immediately prior to the commencement of such public offering, treating the Preferred Stock as though it had been fully converted into Class A Common Stock.

“Qualified Initial Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any comparable statement under any similar federal statute then in force that attributes to the Company a Pre-Money Valuation of at least One Hundred Million Dollars ($100,000,000).

“Series B Liquidation Value” of any share of Series B Preferred Stock as of any particular date will be equal to $100.00 (adjusted for any divisions, whether by stock split, stock dividend or otherwise, or combinations, whether by reverse stock split or otherwise, of the Series B Preferred Stock).

“Series C Liquidation Value” of any share of Series C Preferred Stock as of any particular date will be equal to $100.00 (adjusted for any divisions, whether by stock split, stock dividend or otherwise, or combinations, whether by reverse stock split or otherwise, of the Series C Preferred Stock),

“Series C Purchase Agreement” means the Securities Purchase Agreement dated on or about May 13,2003 by and between the Company and Mesirow Capital Partners VIII, L.p.

“Series C Warrants” means any warrant issued pursuant to the Series C Purchase Agreement

“Series D Liquidation Value” of any share of Series D Preferred Stock as of any particular date will be equal to $100.00 (adjusted for any divisions, whether by stock split, stock dividend or otherwise, or combinations, whether by reverse stock split or otherwise, of the Series D Preferred Stock).

“Series D Purchase Agreement” means the Securities Purchase Agreement dated on or about May 20,2004 by and between the Company and the investors set forth therein.

ARTICLE IV -

Section 1 Address of Registered Office

The address of the registered office is:

30600 Telegraph Road, Bingham Farms, Michigan 48025

Section 2 Name of Resident Agent

The name of the resident agent at the registered office is: The Corporation Company

ARTICLE V -

The name and address of the initial incorporator is as follows:

MANAGEDCARE STRATEGIES, INC.

(DENNIS THRASHER, CEO)

720 FOREST

BIRMINGHAM, MI 48009

ARTICLE VI -

When a compromise or arrangement or plan of reorganization of the Company is proposed between the Company and its creditors or any class of them or between the Company and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Company, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing  3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders (which shall include holders of a majority of the outstanding shares of Series C Preferred Stock and holders of a majority of the outstanding shares of Series D Preferred Stock) to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Company as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding upon all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Company.

ARTICLE VII

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the actions so taken, are signed by the holders of outstanding shares not having less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Company.

ARTICLE VIII—INDEMNIFICATION

Section 1. Actions, Suits and Proceedings Other than by or in the Right of the Company. The Company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another Company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article 8, the Company shall not indemnify an Indemnitee (i) seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board, (ii) to the extent an Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement, (iii) to the extent that an Indemnitee receives any financial benefit to which he or she is not entitled, (iv) for action, suit or proceeding arising from any infliction of intentional harm by an Indemnitee on the Company or the shareholders of the Company, (v) for action, suit or proceeding arising from a violation of Section 551 of the Act, or (vi) for action, suit or proceeding arising from an intentional criminal act by an Indemnitee.

Section 2. Actions or Suits by or in the Right of the Company. The Company

shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another Company, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the such court shall deem proper.

Section 3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article 8, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article 8, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to the Indemnitee, (b) an adjudication that the Indemnitee was liable to the Company, (c) a plea of guilty or nolo contendere by the Indemnitee, (d) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (e) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

Section 4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Company in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this

Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (a) the employment of counsel by the Indemnitee has been authorized by the Company, (b) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action or (c) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Article. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (b) above.

Section 5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Company does not assume the defense pursuant to Section 4 of this Article 8 of any action, suit, proceeding or investigation of which the Company receives notice under this Article 8, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Company in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Article 8. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

Section 6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article 8, the Indemnitee shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Company determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Company consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes and series entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Company), or (d) a court of competent jurisdiction.

Section 7. Remedies. The right to indemnification or advances as granted by this Article 8 shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Company.

Section 8. Subsequent Amendment. No amendment, termination or repeal of this Article 8 shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 9. Other Rights. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Company, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article 8 shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article 8. In addition, the Company may, to the extent authorized from time to time by its Board, grant indemnification rights to other employees or agents of the Company or other persons serving the Company and such rights may be equivalent to, or greater or less than, those set forth in this Article 8.

Section 10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article 8 to indemnification by the Company for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 11. Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another Company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such.

Section 12. Merger or Consolidation. If the Company is merged into or consolidated with another Company and the Company is not the surviving Company, the surviving Company shall assume the obligations of the Company under this Article 8 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

Section 13. Savings Clause. If this Article 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX- LIMITATION OF LIABILITY

Except to the extent that the Act prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

BCS/CD510m (Rev. 12/03)

ARTICLE VII (Additional provisions, if any, may be inserted here: attach additional pages if needed.)

5.

COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a.	☐	These Restated Articles of Incorporation were duly adopted on the day of , , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the Incorporator(s) before the first meeting of the Board of Directors.
Signed this day of , .

(Signature of Incorporators; Type or Print Name Under Each Signature)

b.	☒	These Restated Articles of incorporation were duly adopted on the 2nd day of June, 2004, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

☐	were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as hereto fore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐	were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

☒	were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

☐	by consents given by electronic transmissions in accordance with Section 407(3).

Signed this 2nd day of June, 2004

By	/s/ Vincent M. Kiernan
(Signature of an authorized officer or agent)

Vincent M. Kiernan
(Type or Print Name)

BCS/CD550m (Rev. 12/03)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
		(FOR BUREAU USE ONLY)
Date Received JUL 22 2005			FILED JUL 22 2005 Administrator BUREAU OF COMMERCIAL SERVICES EFFECTIVE DATE: Expiration date for new assumed names: December 31, Expiration date for transferred assumed names appear in Item 6
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Christopher J. Kawa, Paralegal
Honigman Miller Schwartz and Cohn LLP
Address
2290 First National Building
City	State	Zip Code
Detroit	MI	48226

Document will be returned to the name and address you enter above.

If left blank document will be mailed to the registered office.

CERTIFICATE OF MERGER

Cross Entity Merger for use by Profit Corporations, Limited Liability Companies

and Limited Partnerships

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1.	The Plan of Merger (Consolidation) is as follows:

	a.	The name of each constituent entity and its identification number is:

		LAH Merger Corp.	54146D

		Med-i-Bank, Inc.	342468

	b.	The name of the surviving (new) entity and its identification number is:

		Med-i-Bank, Inc.	342468

		Corporations and Limited Liability Companies provide the street address of the survivor’s principal place of business:

		1601 Trapelo Road, Suite 249, Waltham, MA 02451

2.

(Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

The merger (consolidation) shall be effective on the      day of                     ,                     .

3. Complete for Profit Corporations only
For each constituent stock corporation, state:
Name of corporation	Designation and number of outstanding shares in each class or series	Indicate class or series of shares entitled to vote	Indicate class or series entitled to vote as a class

Med-i-Bank, Inc.	Class A Common, $0.01 Par Value 1,778,130 Shares	Common	N/A

	Series B Convertible Preferred, $100 Par Value 169,306 Shares	Series B	Series B

	Series C Participating Preferred, $100 Par Value 42,500 Shares	Series C	Series C

	Series D Participating Preferred, $100 Par Value 77,500 Shares	Series D	Series D

LAH Merger Corp.	Common, $.001 Par Value 100 Shares	Common	N/A

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows: Not applicable.

Merger Agreement and Plan of Reorganization shall be defined as: Merger Agreement and Plan of Reorganization dated as of May 9, 2005 (the “Agreement”) by and among Marshall & Ilsley Corporation, a Wisconsin corporation (“Parent”), LAH Merger Corp., a Michigan corporation and wholly owned subsidiary of Parent (“Merger Sub”) and Med-i-Bank, Inc., a Michigan corporation (the “Company”).

The manner and basis of converting shares are as follows:

When this Certificate of Merger is filed with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement and Plan of Reorganization, Merger Sub shall merge into the Company (the “Surviving Company”).

At the Effective Time, by virtue of the merger and without any action on the part of any person:

a. Treasury Shares. At the Effective Time, by virtue of the Merger (as defined in the Agreement) and without any action on the part of any Person (as defined in the Agreement), each share of capital stock of the Company then held in the treasury of the Company or owned by the Company shall be canceled and retired and shall cease to exist without payment of any consideration therefor.

b. Conversion of Series D Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series D Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration (as defined in the Agreement) equal to the sum of (i) the Series D Preference (as defined in the Agreement) plus (ii) the MBI Preferred Stock Value (as defined in the Agreement), and no accrued dividend,

2

liquidation preference payment (including any Series D Liquidation Payment (as defined in the Company’s Articles of Incorporation)) or other payment shall be payable with respect to any Series D Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

c. Conversion of Series C Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series C Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the sum of (i) the Series C Preference (as defined in the Agreement) plus (ii) the MBI Preferred Stock Value, and no accrued dividend, liquidation preference payment (including any Series C Liquidation Payment (as defined in the Company’s Articles of Incorporation)) or other payment shall be payable with respect to any Series C Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

d. Conversion of Series B Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series B Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the sum of (i) the Series B Preference (as defined in the Agreement) plus (ii) the MBI Preferred Stock Value, and no accrued dividend, liquidation preference payment (including any Series B Liquidation Payment (as defined in the Company’s Articles of Incorporation)) or other payment shall be payable with respect to any Series B Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

e. Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Company Common Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the MBI Common Stock Value (as defined in the Agreement), and no accrued dividend, liquidation preference payment or other payment shall be payable with respect to any Company Common Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

f. Cancellation of Options. At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding Option shall immediately be terminated and canceled, and the holder of each issued and outstanding Option shall have the right to receive an amount of the Net Merger Consideration for each share of Company Common Stock subject to such Option equal to the MBI Common Stock Value, less the exercise price set forth in such Option for each share, and no accrued dividend, liquidation preference payment or other payment shall be payable with respect to any Option, the foregoing amount of the Net Merger Consideration being paid in lieu thereof; provided, however, that the Parent shall cause to be retained out of such amount and paid to the Company the required withholding taxes in cash, if any in connection with the exercise of such Option. The Company agrees to take all actions necessary, including, without limitation, the giving of appropriate notices to holders of Options, so that at or before the Effective Time, each Option shall have been terminated or shall represent the right to receive solely the consideration set forth herein.

g. Common Stock of Merger Sub. Each share of the common stock of Merger Sub issued and outstanding shall be converted into and exchanged for one (1) validly issued, fully paid, and nonassessable share of common stock of the Surviving Company. Each certificate of Merger Sub evidencing ownership of any common stock of Merger Sub shall evidence, from and after the Effective Time, ownership of such shares of the Surviving Company.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows: See attached Restated Articles of Incorporation.

The Merger Agreement will be Furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

3

(Complete either Section a or b for each corporation.)

a)	The Plan of Merger was approved by the majority consent of the incorporators of , a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

	(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

	(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

b)	The plan of merger was approved by:

☐ the Board of Directors of , the surviving Michigan corporation, without approval of the shareholders in accordance with Section 703a of the Act.

☒ the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Sections 701 and 703a of the Act:

		Med-i-Bank, Inc.		LAH Merger Corp.

	By	/s/ Robert L. Natt	By
		(Signature of Authorized Officer or Agent),		(Signature of Authorized Officer or Agent)

Robert L. Natt
		(Type of print name),		(Type of print name),

		Med-i-Bank, Inc.		LAH Merger Corp.
		(Name of Corporation),		(Name of Corporation),

4

(Complete either Section a or b for each corporation.)

a)	The Plan of Merger was approved by the majority consent of the incorporators of , a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

	(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

	(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

b)	The plan of merger was approved by:

☐ the Board of Directors of , the surviving Michigan corporation, without approval of the shareholders in accordance with Section 703a of the Act.

☒ the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Sections 701 and 703a of the Act:

		Med-i-Bank, Inc.		LAH Merger Corp.

	By		By	/s/ Randall J. Erickson
		(Signature of Authorized Officer or Agent),		(Signature of Authorized Officer or Agent)

Randall J. Erickson
		(Type of print name),		President

		Med-i-Bank, Inc.		LAH Merger Corp.
		(Name of Corporation),		(Name of Corporation),

5

RESTATED ARTICLES OF INCORPORATION

Pursuant to the provisions of Act 284, Public Acts of 1972:

1.	The present name of the corporation is: Med-i-Bank, Inc.

2.	The identification number assigned by the Bureau is:	342468

3.	All former names of the corporation are: N/A

4.	The date of filing of the original Articles of Incorporation was: October 30,1995

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation;

ARTICLE I
The name of the corporation is: MBI Benefits, Inc.

ARTICLE II
The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be teamed under the Business Corporation Act of Michigan.

ARTICLE III
The total authorized shares:

1.	Common Shares	10.000 with a par value of $.001 per share

	Preferred Shares	-0-

2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

ARTICLE IV
1.	The address of the registered office is:

	30600 Telegraph Road. Suite 2345	Bingham Farms	Michigan	48025
	(Street Address)	(City)		(Zip Code)

2.	The mailing address of the registered office, if different than above:

Michigan
	(Street Address or P.O. Box)	(City)		(Zip Code)

3.	The name of the resident agent at the registered office is:		The Corporation Company

ARTICLE V

INDEMNIFICATION

Section 1. Actions. Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the evaporation, or is or was serving, or has agreed to serve, at

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the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another Corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such person being referred to hereafter as an “Indenmitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article 5, the Corporation shall not indemnify an Indemnitee (i) seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board, (ii) to the extent an Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement, (iii) to the extent that an Indemnitee received any financial benefit to which he or she is not entitled, (iv) for action, suit or proceeding arising from any infliction of intentional harm by an Indemnitee on the Corporation or the shareholders of the Corporation, (v) for action, suit or proceedings arising from a violation of Section 551 of the Michigan Business Corporation Act, or (vi) for action, suit or proceeding arising from an intentional criminal act by an Indemnitee.

Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another Corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the such court shall deem proper.

Section 3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article 5, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article 5, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to the Indemnitee, (b) an adjudication that the Indemnitee was liable to the Corporation, (c) a plea of guilty or nolo contendere by the Indemnitee, (d) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (c) with respect to any criminal proceeding, an adjudication that the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

Section 4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified,

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the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate herein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (a) the employment of counsel by the Indemnitee has been authorized by the Corporation, (b) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (c) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (b) above.

Section 5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article 5 of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article 5, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of any undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article 5. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

Section 6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 2, 3 or 5 of this Article 5, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Sections 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instances by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes and series entitled to vote for directors, voting as a single class, which quorum shall consist of shareholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

Section 7. Remedies. The right to indemnification or advances as granted by this Article 5 shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article 5 shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

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Section 8. Subsequent Amendment. No amendment, termination or repeal of this Article 5 shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 9. Other Rights. The indemnification and advancement of expenses provided by this Article 5 shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article 5 shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article 5. In addition, the Corporation may, to the extent authorized from time to time by its Board, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less then, those set forth in this Article 5.

Section 10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article 5 to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 11. Insurance. The Corporation may purchase and maintain insurance, at its expenses, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such.

Section 12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article 5 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

Section 13. Savings Clause. If this Article 5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify such Indemnitee as to any expenses (including attorneys’ fees), judgments, fine and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article 5 that shall not have been invalidated and to the fullest extent permitted by applicable law.

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BCS/CD550m (Rev. 03/07)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
(FOR BUREAU USE ONLY)
Date Received			FILED MAR 31 2008 Administrator BUREAU OF COMMERCIAL SERVICES
MAR 31, 2008	This document is effective on the date filed unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Tanya R, Braga, Paralegal, c/o Reinhart Boerner Van Deuren sc
Address
Address 1000 North Water Street, Suite 2100			EFFECTIVE DATE: 4 – 1 – 08
City	State	Zip Code	Expiration date for new assumed names: December 31,
Milwaukee	WI	53202	Expiration date for transferred assumed names appear in Iteam 6
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF MERGER

Cross Entity Merger for use by Profit Corporations, Limited Liability Companies

and Limited Partnerships

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1.	The Plan of Merger (Consolidation) is as follows:

	a.	The name of each constituent entity and its identification number is:

		Printing for Systems, Inc.

		MBI Benefits, Inc.	342468

	b.	The name of the surviving (new) entity and its identification number is:

		MBI Benefits, Inc.	342468

		Corporations and Limited Liability Companies provide the street address of the survivor’s principal place of business:

		1601 Trapelo Road. Suite 249. Waltham. MA 02451

2.

(Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

The merger (consolidation) shall be effective on the 1st day of April, 2008.

3. Complete for Profit Corporations only
For each constituent stock corporation, state:
Name of corporation	Designation and number of outstanding shares in each class or series	Indicate class or series of shares entitled to vote	Indicate class or series entitled to vote as a class
MBI Benefits, Inc.	Common stock, 100 shares	Common	N/A
Printing for Systems, Inc.	Common stock, 100 shares	Common	N/A

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows: N/A

The manner and basis of converting shares are as follows:

At the effective time of the merger, each share of the S.01 par value common stock of Printing for Systems, Inc. shall be cancelled. All of the issued and outstanding membership interest of the survivor shall remain outstanding and will not be affected by the Merger.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

N/A

The Plan of Merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

(Complete either Section (a) or (b) for each corporation)

a)	The Plan of Merger was approved by unanimous consent of the incorporators of , a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

	(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

	(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

b)	The plan of merger was approved by:

☐ the Board of Directors of , the surviving Michigan corporation, without approval of the shareholders in accordance with Section 703a of the Act.

☒ the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Sections 701 and 703a of the Act:

MBI Benefits, Inc.

	By	/s/ Frank D’Angelo	By	/s/ Frank D’Angelo
		(Signature of Authorized Officer or Agent)		(Signature of Authorized Officer or Agent)

	Frank D’Angelo, President		Frank D’Angelo, President
	(Type of print name)		President

	MBI Benefits, Inc.		Printing for Systems, Inc.
	(Name of Corporation)		(Name of Corporation)